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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                            SUNSHINE EQUITIES CORP.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                   ARTICLE I
NAME

            The name of this corporation is SUNSHINE EQUITIES CORP.

                                   ARTICLE II

NATURE OF THE BUSINESS

     This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                  ARTICLE III
CAPITAL STOCK

     The capital stock of this corporation shall consist of 500,000,000 shares of common stock having a par value of $.00001 per share. All of said stock shall be issued only for cash or other property or for services at a just valuation as shall be determined by the Board of Directors.

                                   ARTICLE IV

INITIAL CAPITAL

     The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.


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                                   ARTICLE V

TERM OF EXISTENCE

     This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 10709 SW 104th Street, Miami, Florida 33176. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                  ARTICLE VII

DIRECTORS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.

                                  ARTICLE VIII

INITIAL DIRECTORS

     The names and addresses of the initial Board of Directors are as follows:

               David Goldweitz          10709 SW 104th Street
                                        Miami, FL 33176

                                   ARTICLE IX

SUBSCRIBER

     The name and address of the person signing these Articles of

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Incorporation as subscriber is:


                  Eric P. Littman
                  Suite 202
                  1428 Brickell Avenue
                  Miami, FL 33131

                                   ARTICLE X

VOTING FOR DIRECTORS

      The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                   ARTICLE XI

CONTRACTS

      No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

      This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

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                                  ARTICLE XIII

ELECTION

     The corporation expressly elects not to be governed by the provisions of
Section 607.108 and 607.109, Florida Statutes.

                                  ARTICLE XIV

AMENDMENT

     Except as may be provided in the By-Laws of this corporation to the contrary, these Articles of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors and by the affirmative vote of the holders of not less than two-thirds (2/3) of the then outstanding stock of the corporation.

                                   ARTICLE XV

RESIDENT AGENT

     The name and address of the initial resident agent of this corporation is:

                              Eric P. Littman
                              Suite 202
                              1428 Brickell Avenue
                              Miami, FL 33131

IN WITNESS WHEREOF, I have hereunto subscribed to and executed



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these Articles of Incorporation this 20th day of June, 1988.



                                      /s/ ERIC P. LITTMAN
                                      -----------------------------
                                      Eric P. Littman, Subscriber


Subscribed and Sworn to this
20th day of June, 1988.
Before me:

/s/ ISABEL J. CANTERA
--------------------------------
Notary Public

My Commission Expires:

Notary Public, State of Florida at Large
My Commission Expires Feb. 28, 1991



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                            ARTICLES OF AMENDMENT TO
                            SUNSHINE EQUITIES CORP.

      THE UNDERSIGNED, being the President of SUNSHINE EQUITIES CORP., does hereby amend its Articles of Incorporation as follows:

                                   ARTICLE I
                                 CORPORATE NAME

      The name of the Corporation shall be LAL Ventures Corp.

      I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on August 11, 1998 and that the number of votes cast was sufficient for approval.

      IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on August 11, 1998.



/s/ ERIC P. LITTMAN
--------------------------------
Eric P. Littman, President


      The foregoing instrument was acknowledged before me on August 11, 1998, by Eric P. Littman, who is personally known to me.


                                    /s/ ISABEL J. CANTERA
                                    -------------------------------------
                                    Notary Public

My commission expires:              [NOTARY PUBLIC SEAL]



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                            ARTICLES OF AMENDMENT TO
                               LAL VENTURES CORP.

     THE UNDERSIGNED, being the president of LAL Ventures Corp., does hereby amend the Articles of Incorporation of LAL Ventures Corp. as follows:

                                   ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation shall be cyberoad.com Corporation.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 28, 1999 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on April 28, 1999.


/s/ JOHN COFFEY
---------------------------------
John Coffey, President

     The foregoing instrument was acknowledged before me on April 28, 1999, by John Coffey, who is personally known to me.


                                        /s/ Jose L. Ocampo Rojas
                                        ----------------------------------------
                                        Jose L. Ocampo Rojas
                                        Notary Public
FILED
99 MAY-3 P.M. 1:21
SECRETARY OF STATE
TALLAHASSEE, FLORIDA